                                                                       EX. 10.19
                                      CONFIDENTIAL TREATMENT HAS BEEN SOUGHT FOR
                                 PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24B-2
                           UNDER THE SECURITIES EXCHANGE AC TO 1934, AS AMENDED.





THIS AGREEMENT is made the 22nd day of January 1998




BY AND BETWEEN



ELAN CORPORATION, PLC

An Irish company, of Lincoln House, Lincoln Place, Dublin 2, Ireland


AND



ENDOREX VACCINE DELIVERY TECHNOLOGIES, INC.

A Delaware corporation of 900 North Shore Drive, Lake Buff, Illinois 60044, United States of America






                               LICENSE AGREEMENT

                               TABLE OF CONTENTS




CLAUSE NO.  CLAUSE                                        PAGE NO.

    1       Definitions

    2       Grant of Rights

    3       Improvements

    4       Intellectual Property Rights

    5       Exploitation of Licensed Technology

    6       Financial Provisions

    7       Right of Audit and Inspection

    8       Patents

    9       Confidential Information

    10      Trademarks

    11      Term and Termination

    12      Warranties/Indemnities

    13      Insurance

    14      Impossibility of Performance - Force Majeure

    15      Settlement of Disputes; Proper Law

    16      Assignment

    17      Notices

    18      Miscellaneous Clauses


WHEREAS

A. Elan is knowledgeable in the discovery, research, development, manufacture and marketing of pharmaceutical formulations capable of delivering drugs, including oral or mucosal Vaccine delivery. Elan owns or has licensed the Elan Technology. Elan also owns and uses certain trademarks in connection with the manufacture, marketing and sale of such compounds, including the Elan Trademarks.

B. Orasomal has proprietary know-how and expertise relating, inter alia, to immunology and is knowledgeable in the discovery, research, development, manufacture and marketing of pharmaceutical formulations capable of delivering drugs, including oral or mucosal Vaccine delivery. Orasomal owns or has licensed the Orasomal Technology. Orasomal also owns and uses certain trademarks in connection with the manufacture, marketing and sale of such compounds, including the Orasomal Trademarks.


C. Elan and Endorex have agreed to co-operate in the establishment and management of the Company, the business of which will be to research and develop certain Products incorporating the technologies developed and/or to be developed by Elan and Orasomal and to commercialize such Products throughout the world.


D. Simultaneously herewith, Elan, Endorex and Orasomal are entering into the Development Agreement for the purpose of recording the terms and conditions of the joint venture and of regulating their relationship with each other and certain aspects of the affairs of and their dealings with the Company.

E. Under the Development Agreement, the Company shall own all rights in technology developed pursuant to certain Research and Development Programs being conducted or to be conducted by the Company or by Orasomal, Elan or an Independent Third Party on behalf of the Company, including the Company Program Technology, the Orasomal Program Technology and the Elan Program Technology.

F. The Company desires to enter into this Agreement with Elan so as to (a) permit the Company to utilize the Elan Patents, the Elan Know-How and the Elan Trademarks in the research, development, manufacture, distribution and sale of the Products in the Field and (b) to permit Elan to utilise the Orasomal Program Technology, the Elan Program Technology and the Company Program Technology in connection with (i) Elan's research and development work on behalf of the Company and (ii) Elan's manufacturing and supplying the Company or its designee(s) with the Products and other components.

G. Simultaneously herewith, the Company and Orasomal are entering into a similar license agreement relating to the Company's use of the Orasomal Patents, the Orasomal Know-

     How and the Orasomal Trademarks and Orasomal's use of the Elan Program Technology, the Orasomal Program Technology and the Company Program Technology.


NOW IT IS HEREBY AGREED AS FOLLOWS:

1.   DEFINITIONS

1.1. In this present Agreement, including the Recitals, Schedules and Appendices, the following definitions shall prevail unless the context otherwise requires:

"ACQUIRED"         means a transfer or license of a Patent, Know-How or other forms of Intellectual Property Rights or information from an Independent Third Party to Elan or Orasomal, as the case may be, to the extent to which there are no obligations or restrictions (such as confidentiality) in respect of that information which prohibit disclosure to or use by the Company;

"AFFILIATE"        means any corporation or entity other than the Company
                   controlling, controlled or under the common control of Elan, Orasomal or the Company as the case may be. For the purpose of this definition, subject to the provisions of Clause
                   11.4. "control" shall mean direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of directors;

"AGREEMENT"        means this agreement (which expression shall be deemed to
                   include the Recitals, the Schedules and Appendices hereto);

"BUSINESS PLAN"    means a plan for the business of the Company to be
                   reasonably agreed to by Elan, Orasomal, Endorex and the Company prior to signing this Agreement or as soon thereafter as is practicable and in any event within thirty
                   (30) days of signing this Agreement;

"CLOSING DATE"     means January 22, 1998;

"COMPANY"          means Endorex Vaccine Delivery Technologies, Inc.; ;

"COMPANY PROGRAM
PATENTS" means the inventions and underlying Patents that constitute the Company Program Technology;

"COMPANY PROGRAM
TECHNOLOGY"        shall have the meaning assigned to it in the Development
                   Agreement;

"COMPANY SUBSCRIPTION
AGREEMENT"         means the Subscription and Stockholders' Agreement of
                   Endorex Vaccine Delivery Technologies, Inc., made by and between EIS, Endorex and the Company as of the date hereof;

"DEVELOPMENT
AGREEMENT"         means the Joint Development & Operating Agreement of even
                   date entered into between Orasomal, Elan, EIS, Endorex and the Company;

"EFFECTIVE DATE"   means December 31, 1997;

"EIS"              means Elan International Services Ltd.;

"ELAN" means Elan Corporation, plc (Elan will be acting through its division Elan Pharmaceutical Technologies);

"ELAN EXCLUDED
TECHNOLOGY"        has the meaning set forth in Schedule 1;


"ELAN KNOW-HOW"    means Elan's drug delivery Know-How (including oral or
                   mucosal Vaccine delivery Know-How) and Know-How relating to oral or mucosal Vaccines, other than the Elan Program
                   Know-How  and the Elan Excluded Technology;


"ELAN PATENTS"     means Elan's drug delivery inventions and underlying Patents
                   (including oral or mucosal Vaccine delivery inventions) and inventions and underlying Patents relating to oral or mucosal Vaccines, other than the Elan Program Patents and the Elan Excluded Technology;

"ELAN PROGRAM
PATENTS" means the inventions and underlying Patents that constitute Elan Program Technology;

"ELAN PROGRAM
TECHNOLOGY"        has the meaning assigned to it in the Development Agreement;

"ELAN TECHNOLOGY"  means the Elan Patents and/or the Elan Know-How (which exclude the Elan Excluded Technology). The primary examples of the Elan

                   Technology existing as of the Effective Date are set forth on Schedule 1; for the avoidance of doubt the Parties confirm that the said list is not necessarily exhaustive. The Elan Technology also includes the inventions and know how that are the subject of the Maynooth Agreement or any agreement with Maynooth University Enterprise Development Limited envisaged by the Maynooth Agreement. For the avoidance of doubt, Elan Technology shall exclude Patents and Know How [****] or [****], including, but not limited to, [****].


"ELAN TRADEMARKS"  means, depending on the context, one or more of the trademarks owned by, Acquired by, assigned or licensed to Elan which are relevant to the Elan Technology or the Products;

"ENDOREX"          means Endorex Corp.;

"FDA" means the United States Food and Drug Administration or any successors or agency the approval of which is necessary to market a product in the United States of America or any other relevant regulatory authority the approval of which is necessary to market a product in any other country of the Territory;

"FIELD"            shall mean the [****];

"FIRST RIGHT OF
NEGOTIATION"       shall have the meaning assigned to such term in Clause 9.5.
                   of the Development Agreement;

"IMPROVEMENTS"     means inventions, discoveries and developments relating
                   to (A) the Elan Technology that can usefully be applied to the Field, and (B) which were first reduced to practice during the Term by Elan [but shall for the avoidance of doubt exclude Program Technology and the Elan Excluded
                   Technology;

"INDEPENDENT
THIRD PARTY"       means any person other than the Company, Elan, Endorex,
                   Orasomal or any of their respective Affiliates;

"IN-MARKET"        means [****] (or where applicable by [****]) to an [****]
                   such as a

**** REPRESENTS MATERIAL REACTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                   [****], and shall exclude [****];

"INTELLECTUAL
PROPERTY RIGHTS"   means proprietary rights in Patents, Know-How, registered
                   and unregistered designs, copyrights, trademarks, trade dress, and other like legal rights for the protection of intellectual property but shall for the avoidance of doubt exclude the Elan Excluded Technology;

"KNOW-HOW"         means all trade secrets, confidential scientific, technical and medical information and expertise, technical data and marketing information, studies and data from time to time developed, produced by or on behalf of Elan, Orasomal or the Company, as the case may be, whether before the Effective
                   Date or during the Term including, but not limited to, unpatented inventions, discoveries, theories, plans, ideas
                   (whether or not reduced to practice) relating to the research and development, manufacture, registration for marketing, use or sale of the Product, toxicological, pharmacological, analytical and clinical data, bioavailability studies, product forms and formulations, control assays and specifications, methods of preparation and stability data;

"LISTED COMPANY"   means the companies set forth in Schedule 2 and their
                   respective controlled (as such term is used in the definition of Affiliates above) subsidiaries;

"MAJOR COUNTRY"    means those countries of the Territory set forth in
                   Schedule 3;

"MANAGEMENT
COMMITTEE"         means the management committee appointed by the directors of the Company pursuant to the Development Agreement;

"MAYNOOTH          means that certain Proposal Concerning the Exploitation of
AGREEMENT"         Intellectual Property Rights by and between Elan and
                   Maynooth  University Enterprise Development Limited dated
                   March 25, 1996, a copy of which is attached as Schedule 4;


"MIT"              means the Massachusetts Institute of Technology;

"MIT AGREEMENT"    means that certain Patent License Agreement by and
                   between Orasomal and the Massachusetts Institute of Technology dated December 16, 1996 a copy of which is attached to Schedule 3 of the Orasomal License Agreement;

**** REPRESENTS MATERIAL REACTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

"MIT PATENTS"        means the Patents licensed by the Massachusetts Institute
                     of Technology pursuant to the MIT Agreement;

"MIT PATENTED
PRODUCT" means any product or part thereof which: (a) is covered in whole or in part by an issued, unexpired claim in the MIT Patents in the country in which any such product or part thereof is made, used or sold; or (b) is manufactured by using a process or is employed to practice a process which is covered in whole or in part by an issued, unexpired claim in the MIT Patents in the country in which any MIT Patented Process is used or in which such product or part thereof is used or sold;

"MIT PATENTED
PROCESS" means any process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the MIT Patents;

"NET SALES"          means [****];

"ORASOMAL"           means Orasomal Technologies, Inc.;

"ORASOMAL
KNOW-HOW"            means Orasomal's drug delivery Know-How (including oral or mucosal Vaccine delivery Know-How) and Know-How relating to oral or mucosal Vaccines, other than Orasomal Program
                     Know-How;

"ORASOMAL LICENSE
AGREEMENT"           means the license agreement of even date herewith entered
                     into between the Company and Orasomal;

"ORASOMAL PATENTS"   means Orasomal's drug delivery inventions and underlying
                     Patents (including oral or mucosal Vaccine delivery inventions) and inventions and underlying Patents relating to oral or mucosal Vaccines, other than Orasomal Program
                     Technology. The Orasomal Patents include the MIT Patents and are listed on Schedule 1 of the Orasomal License
                     Agreement;



**** REPRESENTS MATERIAL REACTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

"ORASOMAL PROGRAM
PATENTS" means the inventions and the underlying Patents that constitute Orasomal Program Technology;

"ORASOMAL PROGRAM
TECHNOLOGY"          shall have the meaning assigned to it in the Development
                     Agreement;

"ORASOMAL
TECHNOLOGY"          means the [****] and/or the [****].  The Orasomal
                     Technology also includes [****]. For the avoidance of doubt, Orasomal Technology shall exclude [****], including
                     [****];

"ORASOMAL
TRADEMARKS"          means, depending on the context, one or more of the
                     trademarks and any other relevant trademark owned by, Acquired by, assigned or licensed to Orasomal which are relevant to the Orasomal Technology or the Products;

"PARTIES"            means Elan and the Company;

"PATENTS"            means all and any patents and any applications therefor in the Territory (including any and all divisions, continuations, continuations-in-part, extensions, additions or reissues thereto or thereof);

"PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature;

"PLA" means the Product License Approval, or its equivalent, as such term is understood by the FDA;

"PRE-EXISTING THIRD
PARTY TECHNOLOGY"    has the meaning set forth in Clause 2.3;

"PRODUCT"            means any [****];

**** REPRESENTS MATERIAL REACTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

"PROGRAM
TECHNOLOGY"        has the meaning assigned to it in the Development Agreement;

"RELEVANT EVENT"   has the meaning set forth in Clause 11.3.1;

"RESEARCH AND
DEVELOPMENT
PROGRAM" means depending on the context, one or more programs of research and development work being conducted or to be conducted by, inter alia, Orasomal and Elan for and on behalf of the Company which have been devised by the Research Committee and approved by the Management Committee;

"TECHNOLOGIES"     means collectively, the Orasomal Technology together with
                   the Elan Technology;

"TERM"             has the meaning set forth in Clause 11.1;

"TERRITORY"        means [****];

"THIRD PARTY
TECHNOLOGY"        has the meaning set forth in Clause 9.5. of the Development
                   Agreement;

"VACCINES"         means a biologically or synthetically derived substance
                   administered to [****]; and
"UNITED STATES
DOLLAR" AND "US$"  means the lawful currency for the time being of the United
                   States of America.


1.2. Words importing the singular shall include the plural and vice versa.

1.3. Unless the context otherwise requires, reference to a recital, article, paragraph, provision, clause or schedule is to a recital, article, paragraph, provision, clause or schedule of or to this Agreement.

1.4. Reference to a statute or statutory provision includes a reference to it as from time to time amended, extended or re-enacted.

1.5. The headings in this Agreement are inserted for convenience only and do not affect its construction.

**** REPRESENTS MATERIAL REACTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.6. Unless the context or subject otherwise requires, references to words in one gender include references to the other genders.

1.7. References to "include" or "including" shall be construed as examples only, and in no way be read as limiting.


2.   GRANT OF RIGHTS

2.1. Subject to the terms of this Agreement, under all of Elan's existing and future Patents and other Intellectual Property Rights covering the Elan Technology, Elan hereby grants to the Company for the Term an exclusive licence to the Elan Technology in the Field for all research, development, and commercial purposes in the Field. All proprietary rights and rights of ownership with respect to the Elan Technology shall at all times remain solely with Elan, or where applicable with Elan's licensor. The Company shall not have any rights to use the Elan Technology other than insofar as they relate directly to the Field and are expressly granted herein.


2.2. Subject to any restriction in any licenses or other agreements pursuant to which Elan licenses any of the Elan Trademarks, Elan hereby grants the Company for the Term of this Agreement a non-exclusive, royalty-free, fully paid-up license (or, if applicable, sublicense) to use the Elan Trademarks which relate to the Elan Technology applicable to the Product, such as an acronym for the applicable technology applied to the Product, on the terms set forth in Clause 10 upon or in relation to the promotion, marketing, advertising, sale or offering for sale of the Products. The Company shall not be obliged to use the Elan Trademark to identify the Product but at Elan's request shall be obliged to use the Elan Trademark to identify the applicable Elan Technology embodied in the Product. For the avoidance of doubt, the Parties hereby confirm that the Company shall not be entitled to a licence to use any trademark owned or controlled by Elan which identifies a pharmaceutical product.


2.3. Elan shall not be obliged to license Patents or Know-How licensed or Acquired by Elan from an Independent Third Party on or before the Effective Date ("Pre-existing Third Party Technology") to the Company (including, but not limited to, Patents or Know-How owned jointly or through a joint venture with [****] and [****]). In the event that Elan considers that such Pre-existing Third Party Technology may have application in the Field, Elan shall, subject to contractual constraints, review such Pre-existing Third Party Technology with the Company and where applicable use its reasonable endeavours to procure an agreement between the Company and the applicable Independent Third Party (at the Company's cost). Where applicable Elan may, at its option, license or sub-license such Pre-existing Third Party Technology to the Company for the Field, subject to the payment by the Company to

**** REPRESENTS MATERIAL REACTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     Elan of such amounts as are payable by Elan to any Independent Third Party in respect of the exploitation by the Company of the Pre-existing Third Party Technology.


2.4. Elan hereby confirms that prior to the Effective Date it has not licensed or Acquired any Patents or Know How in relation to the Field save and except for those that are the subject of the Maynooth Agreement and the [****]. Elan shall be responsible for the discharge of the licence fees, if any, and royalties and any other payments payable under the Maynooth Agreement, or under any agreement concluded with Maynooth University Enterprise Development Limited as envisaged in the Maynooth Agreement.


2.5. In addition Elan has entered into a preliminary development agreement with an Independent Third Party in relation to the Field, the terms of which are subject to confidentiality restrictions. If such preliminary development program is successful, Elan shall seek the consent of the Independent Third Party to disclose the results of the formulation development program to the Company, and such results shall be deemed Third Party Technology and governed by the provisions of Clause 2.9. of this Agreement and Clause 9.5. of the Development Agreement.

2.6. Subject to the terms of this Agreement, the Company hereby grants to Elan for the Term of this Agreement a [****] license to use the Elan Program Technology, Orasomal Program Technology and the Company Program Technology, and, subject to the terms and conditions of the Orasomal License Agreement, a [****] sublicense to use the Orasomal Technology insofar as is necessary, in each case, solely to permit Elan to perform its obligations pursuant to this Agreement and the Development Agreement for the benefit of the Company, including, without limitation, (a) conducting research and development pursuant to the Research and Development Programs, and (b) developing, manufacturing and supplying the Products and any other chemical or formulation components. All rights of ownership with respect to the Elan Program Technology, the Orasomal Program Technology and the Company Program Technology shall at all times remain solely with the Company.

2.7. Elan is entitled to negotiate a license agreement to exploit the Elan Program Technology outside the Field in accordance with the provisions of Clauses 9.3. and 9.8. of the Development Agreement pursuant to which the Company may in the case of Clause 9.3. of the Development Agreement, and shall in the case of Clause 9.8. of the Development Agreement grant Elan a licence to use the Elan Program Technology.

2.8. The Company shall not be permitted to sublicense any of the rights granted to the Company by Elan pursuant to this Agreement without the prior written consent of Elan, which consent will not be unreasonably withheld or delayed; provided that such reasonableness standard shall not be applicable in the case of a proposed sublicense to

**** REPRESENTS MATERIAL REACTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

      any Listed Company However, the Company shall have the right to grant a royalty-free sublicense to the Elan Technology in the Field to Orasomal to enable Orasomal to fulfil its obligations pursuant to the Orasomal License Agreement and the Development Agreement. Insofar as the obligations owed by the Company to Elan are concerned, the Company shall remain responsible for all acts and omissions of any sub-licensee, including Orasomal, as if they were by the Company. In the event of a termination of this Agreement due to a breach by the Company, Elan shall have the right but not the obligation to assume any such sub-license.


2.9. Subject to the other provisions of this Agreement and to the provisions of [****] of the Development Agreement, [****] (a) for or on behalf of the Company, (b) in relation to [****] for which the Company has elected not to [****] or has been unable to [****] after the applicable [****] has been exercised by the Company, or (c) with the Company's prior written consent. For the avoidance of doubt the Parties confirm that the foregoing [****] is applicable to the [****] conducted by [****] through its division [****] and shall not apply to [****], including, but not limited to, [****] and if it shall become such, [****].

2.10. Elan shall also provide all reasonable assistance to the Company in delivering and enabling the Company to utilize the Company's license to the Elan Technology.


3.    IMPROVEMENTS

3.1. Except to the extent prohibited by any undertaking given to any Independent Third Party (provided that after the Closing Date each Party shall use all commercially reasonably efforts to exclude or minimise the extent of any such limitations or restrictions), the licenses to the Elan Technology granted by Elan pursuant to Clause 2 shall include the Improvements. If Elan shall develop any Improvements during the Term, Elan shall communicate to the Company such Improvements and shall provide to the Company such rights, licenses, information and explanations as the Company may reasonably require to be able effectively to utilise the Improvements for the life of this Agreement. Such disclosed Improvements shall automatically on disclosure to the Company become part of the Elan Know-How or Elan Patents (as the case may be) and shall be subject to the provisions of this Agreement. the Company shall not have any right to use such Improvements outside the Field.

**** REPRESENTS MATERIAL REACTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.   INTELLECTUAL PROPERTY RIGHTS

4.1. The respective rights of Elan, the Company and Orasomal to exploit the Elan Program Technology, Orasomal Program Technology and the Company Program Technology shall be regulated by the provisions of Clause 6 of the Development Agreement.


5.   EXPLOITATION OF LICENSED TECHNOLOGY

5.1. Except as provided for in this Agreement, the Company's obligations to exploit the Elan Technology shall be regulated by Clause 9 of the Development Agreement.

5.2. The Company shall exert its reasonable efforts [****] consistent with the [****] in each [****] determined in a commercially reasonable manner and with a view to [****]. The Company will diligently pursue the [****], as provided in the Business Plan.

5.3. The Company will be solely responsible for ensuring that the manufacture, promotion, distribution, marketing and sale of the Products within each country of the Territory is in strict accordance with all the legal and regulatory requirements of each country of the Territory.

5.4. All advertising, promotional materials and marketing costs needed to exploit the Products are to be paid for by the Company. Any packaging for the Products shall contain information to the effect that the Product has been developed by Elan in conjunction with Orasomal and the Company and is to be agreed upon by Elan in advance. Such acknowledgement shall take into consideration regulatory requirements and the Company's reasonable commercial requirements. The Company shall submit copies of all forms of trade package cartons and labels and other printed materials to Elan for approval before commercial sale of the Product commences. If a change in such materials from that initially approved which would require regulatory approval or filing or any other material change is proposed, all such package cartons and labels and printed materials shall be resubmitted for approval before commercial use thereof. It shall be presumed that Elan approved of such use unless Elan provides written notice of disapproval of such use to the Company within ten (10) business days of delivery of such materials to Elan, such approval not to be unreasonably withheld. The further consent of Elan shall not be required where the format and content of such materials is substantively similar as the materials previously furnished to and approved by Elan.


**** REPRESENTS MATERIAL REACTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.   FINANCIAL PROVISIONS

6.1. In consideration of the rights and licences granted to the Company pursuant to this Agreement, the Company shall pay the following amounts to Elan in the manner and on the dates set forth below:

     6.1.1.  [****]


     6.1.2.  [****]


     6.1.3.  [****]

     6.1.4.  [****].

6.2. In consideration of the rights and licences granted to the Company pursuant to this Agreement, the Company shall [****] of any and all [****] received by the Company to Elan; provided, that Elan's [****] of the aggregate of [****] shall not be less than [****]without Elan's prior consent, unless the Company shall establish, to Elan's reasonable satisfaction, consistent with then-current prudent and customary business standards, that an aggregate [****] of less than [****] is necessary in order to enable the Company to commercialize the subject Product without undue hardship; provided further, that the Company shall use commercially reasonable good faith efforts to seek to obtain the [****] on a case-by case basis.

6.3. In the event that Elan shall cease to be a shareholder of the Company, the Parties shall negotiate in good faith such amendments to the Agreement as are equitable and applicable having regard to the fact that Elan no longer has any representation on the Board of Directors of the Company or the Management Committee (for example the royalty provisions and such provisions of the Development Agreement as are applicable), provided that such negotiations shall not apply to the existence of the Agreement.

6.4. Payment of royalties shall be made quarterly within forty-five (45) days after the expiry of the calendar quarter. The method of payment shall be by way of wire transfer to an account specified by Elan. Each payment made to Elan shall be accompanied by a

**** REPRESENTS MATERIAL REACTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

      written report, prepared and signed by a senior financial officer of the Company. In addition the report shall clearly show the Net Sales for the months of the calendar quarter for which payment is being made on a country by country basis. In the event that no royalty is due to Elan for any calendar quarter, the senior financial officer shall so report. In addition to the written reports accompanying each payment, the Company shall notify Elan, within thirty (30) days of the end of each calendar quarter, of the Net Sales of the Product(s) for that preceding quarter on a country by country basis.

6.5. The Company shall maintain and keep clear, detailed, complete, accurate and separate records so:

      6.5.1. as to enable any royalties on Net Sales of a Product which shall have accrued hereunder to be determined; and

      6.5.2. that any deductions made in arriving at the Net Sales of a Product can be determined.

6.6. All payments due hereunder shall be made in United States Dollars. Payments due on Net Sales of the Product made in a currency other than United States Dollars shall first be calculated in the foreign currency and then converted to United States Dollars on the basis of the exchange rate in effect for the purchase of United States Dollars with such foreign currency quoted in the Wall Street Journal (or comparable publication if not quoted in the Wall Street Journal) with respect to the currency of the country of origin of such payment for the day prior to the date on which the payment by the Company is being made.

6.7 Subject to the provisions of Clauses 6.8. and 6.10. of this Agreement, the Company shall pay all royalties at the full rates specified in this Clause 6.

6.8. If, at any time, legal restrictions in the Territory prevent the prompt payment of royalties or any portion thereof, the Parties shall meet to discuss suitable and reasonable alternative methods of reimbursing Elan the amount of such running royalties. In the event that the Company is prevented from making any payment under this Agreement by virtue of the statutes, laws, codes or government regulations of the country from which the payment is to be made, then such payments may be paid by depositing them in the currency in which they accrue to Elan's account in a bank acceptable to Elan in the country the currency of which is involved or as otherwise agreed by the Parties.

6.9. Elan and the Company agree to co-operate in all respects reasonably necessary to take advantage of any double taxation agreements or similar agreements as may, from time to time, be available.

6.10. Any taxes payable by Elan on any payment made to Elan pursuant to this Agreement shall be for the account of Elan. If so required by applicable law any payment made pursuant to this Agreement shall be made by the Company after deduction of the appropriate withholding tax in which event the Parties shall co-operate to the extent reasonably necessary to obtain the appropriate tax credits as soon as is practicable. In the event of a credit, the Company shall forthwith forward copies of the credit documentation to Elan.


7.    RIGHT OF AUDIT AND INSPECTION

7.1. On not more than two times in each calendar year, the Company shall permit Elan or its duly authorised representatives upon reasonable notice and at any reasonable time during normal business hours to have access to inspect and audit the accounts and records of the Company and any other book, record, voucher, receipt or invoice relating to the calculation of the royalty payments on Net Sales submitted to Elan and to the accuracy of the reports which accompanied them. Any such inspection of the Company's records shall be at the expense of Elan, except that if any such inspection reveals a deficiency in the amount of the running royalty actually paid to Elan hereunder in any calendar quarter of [****] or more of the amount of any running royalty actually due to Elan hereunder, then the expense of such inspection shall be borne solely by the Company. Any amount of deficiency shall be paid promptly to Elan. If such inspection reveals a surplus in the amount of running royalty actually paid to Elan by the Company, Elan shall promptly reimburse the Company the surplus. The Company shall maintain the foregoing records for a period of at least five (5) years following the end of the calendar year to which they pertain.

7.2. In the event of any unresolved dispute regarding any alleged deficiency or overpayment of royalty payments hereunder, the matter will be referred to an independent firm of chartered accountants for a resolution of such dispute mutually acceptable to both parties. Any decision by the said firm of chartered accountants shall be binding on the Parties.

8.    PATENTS

8.1. The Company shall permanently mark or otherwise cause Orasomal or any Independent Third Party to permanently mark all Products and/or the packaging therefor with such license or patent notices and in such manner as Elan may reasonably request in writing prior to the sale or commercial use thereof.

8.2. Elan shall be obliged to disclose promptly to the Company inventions and discoveries made by or on behalf of Elan otherwise than in connection with the performance of a

**** REPRESENTS MATERIAL REACTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     Research and Development Program (which inventions and discoveries shall be regulated by the provisions of the Development Agreement), any patentable inventions and discoveries within the Elan Know-How which relate to the Field as well as any Improvements developed by or on behalf of Elan.

8.3. The Parties shall discuss in good faith all material issues relating to filing, prosecution and maintenance of Elan Patents (insofar as the Elan Patents are of relevance to the Field), the Elan Program Patents, any patentable inventions and discoveries within the Elan Know-How that relate to the Field and any Improvements developed by or on behalf of Elan (other than pursuant to one or more of the Research and Development Programs). Subject to agreement to the contrary the following provisions shall apply:

     8.3.1. Elan [****] shall have the right but shall not be obligated (a) to secure the grant of any patent from applications within the Elan Patents that relate to the Field; (b) to file and prosecute patent applications on patentable inventions and discoveries within the Elan Know-How that relate to the Field and patentable Improvements developed by or on behalf of Elan (other than pursuant to one or more of the Research and Development Programs); (c) to defend all such applications against Independent Third Party oppositions; and/or (d) to maintain in force any issued letters patent within the Elan Patents that relate to the Field (including any letters patent that may issue covering any Improvements). Elan shall have the sole right in its reasonable business discretion to control such filing, prosecution, defence and maintenance; provided however, that the Company shall be provided with copies of all documents relating to such filing, prosecution, defence, and maintenance in sufficient time to review such documents and comment thereon prior to filing of such documents.

     8.3.2. In the event that Elan (i) elects that it does not intend to file patent applications on patentable inventions and discoveries within the Elan Know-How that relate to the Field or patentable Improvements developed by or on behalf of Elan (other than pursuant to one or more of the Research and Development Programs) in one or more countries in the Territory, (ii) fails to file such an application within a reasonable period of time, or (iii) elects or fails to maintain or prosecute further any such pending application or issued patent then Elan shall so notify the Company in writing no less than two (2) months prior to the expiration of any applicable due date or time bar, and after receipt of such notice, the Company shall have the right, but not the obligation, at the Company's sole expense to file and prosecute such patent application(s) in the joint names of the Company and Elan, and Elan upon written request from the Company shall execute all documents, forms and declarations and to do all things as shall be reasonably necessary to enable the Company to exercise such option and right.

     8.3.3. In relation to the Elan Program Patents, the Company at its expense shall have the right but shall not be obligated (a) to secure the grant of any patent from

**** REPRESENTS MATERIAL REACTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

            applications within the Elan Program Patents; (b) to file and prosecute patent applications on patentable inventions and discoveries within the Elan Program Know-How; (c) to defend all such applications against Independent Third Party oppositions; and
            (d) to maintain in force any issued letters patent within the Elan Program Patents (including any patents that issue on patentable inventions and discoveries within the Elan Program Know-How). The Company shall have the right to control such filing, prosecution, defence and maintenance; provided however Elan and Orasomal shall be provided with copies of all documents relating to such filing, prosecution, defence, and maintenance in sufficient time to review such documents and comment thereon prior to filing of such documents.

     8.3.4. In the event that the Company (i) elects that it does not intend to file patent applications on patentable inventions and discoveries within the Elan Program Know-How, (ii) fails to file such an application within a reasonable period of time or, (iii) elects or fails to maintain or prosecute further any such pending application or issued patent then the Company shall so notify Elan in writing no less than two (2) months prior to the expiration of any applicable due date or time bar, and after receipt of such notice, Elan shall, insofar as it is necessary to enable Elan to exploit the Elan Program Know-How pursuant to Clauses 2.6. and 2.7. of this Agreement or Clause 6.5. of the Development Agreement, have the right, but not the obligation at Elan's sole expense to file and prosecute such patent application(s) in the Company's name and the Company upon written request from Elan shall execute all documents, forms and declarations and to do all things as shall be reasonably necessary to enable Elan to exercise such option and right. In the event that Elan and the Company negotiate a license to enable Elan to exploit the Elan Program Technology outside the Field pursuant to Clause 6.5. of the Development Agreement, the Parties shall take the patent related expenditures incurred by Elan as referred to above into account to the extent they are incurred in relation to the Patents being licensed to Elan in determining the royalty payable by Elan to the Company. Notwithstanding anything herein to the contrary, the Parties agree that the Company shall own all right, title and interest in such patent applications and any patents that may issue thereon (including any and all divisions, continuations, continuations-in-part, extensions, additions or reissues thereto or thereof). Insofar as any patent filing has application within and outside the Field, the Company and Elan will negotiate, in good faith, on the course of action to be taken.

8.4. Elan and the Company shall promptly inform the other in writing of any alleged infringement of any Patents within the Elan Patents that relate to the Field, the Elan Program Patents, the Orasomal Program Patents, or the Company Program Patents or any alleged misappropriation of trade secrets within the Elan Know-How that relate to the Field, the Elan Program Know-How, the Orasomal Program Know-How or the

      Company Program Technology by an Independent Third Party of which it becomes aware and provide the other with any available evidence of such infringement or misappropriation.

      8.4.1. During the Term, the Company shall have the right to bring suit or otherwise take action at its own expense and for its own benefit any such alleged infringements of the Elan Patents or misappropriation of the Elan Know-How, insofar as such infringements or misappropriation relate to the Field. In the event that the Company takes such action, the Company shall do so at its own cost and expense. At the Company's request, Elan will co-operate with such action insofar as the said action relates to the Field at the Company's sole cost and expense. Any recovery remaining after the deduction by the Company of the reasonable expenses (including attorney's fees and expenses) incurred in relation to such an infringement proceeding shall constitute Net Sales for the purpose of this Agreement and the Orasomal License Agreement and prior to commencing, or at an early stage in the proceedings, the Company, Elan and Orasomal shall agree upon the royalty that shall be due to each of Elan and Orasomal in respect of such deemed Net Sales. Should the Company decide not to pursue such infringers, within a reasonable period but in any event (i) within sixty (60) days after receiving written notice of such alleged infringement or misappropriation or (ii) ten (10) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, or if such alleged infringement or misappropriation does not relate to the Field, Elan may in its discretion initiate such proceedings in its own name, at its expense and for its own benefit, and at Elan's request, the Company will co-operate with such action at Elan's sole cost and expense. In the alternative, the Parties may agree to institute such proceedings in their joint names and shall reach agreement as to the proportion in which they will share the proceeds of any such proceedings, and the expense of any costs not recovered, or the costs or damages payable to the Independent Third Party. If the infringement of the Elan Patents affects the Field as well as other products being developed or commercialised by Elan or its commercial partners outside the Field, the Parties shall agree as to the manner in which the proceedings should be instituted and shall reach agreement as to the proportion in which they will share the proceeds of any such proceedings, and the expense of any costs not recovered, or the costs or damages payable to the Independent Third Party.

      8.4.2. During the Term, the Company shall have the first right but not the obligation to bring suit or otherwise take action against any alleged infringement of the Elan Program Patents or the Company Program Patents (and as appears from Clause 8.4.2. of the Orasomal License Agreement, the Orasomal Program Patents) or alleged misappropriation of the Elan Program Know-How (and as appears from

             Clause 8.4.2. of the Orasomal License Agreement, the Orasomal Program Know-How) within the Field. If any such alleged infringement or misappropriation occurs which gives rise to a cause of action both inside and outside the Field, the Parties shall negotiate, together with Orasomal, in good faith to determine the cause of action to be taken. In the event that the Company takes such action, the Company shall do so solely at its own cost and expense. At the Company's request, Elan will co-operate with any such action at the Company's sole cost and expense. Any recovery remaining after the deduction by the Company of the reasonable expenses (including attorney's fees and expenses) incurred in relation to such an infringement proceeding shall constitute Net Sales for the purpose of this Agreement and the Orasomal License Agreement and prior to commencing, or at an early stage in the proceedings, the Company, Elan and Orasomal shall agree upon the royalty that shall be due to each of Elan and Orasomal in respect of such deemed Net Sales. In the event that the Company decides not to take such action against such infringement or misappropriation or fails to do so within a reasonable period but in any event (i) within sixty (60) days after receiving written notice of such alleged infringement or misappropriation or (ii) ten (10) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Elan may in its discretion initiate such proceedings in its own name regarding the Elan Program Technology (or in the Company's name if required by law; provided, however, that Elan identifies itself as the real party in interest and does not take any action that would expose the Company to liability of any kind). In the event that Elan initiates such action, it shall do so solely at its sole cost and expense and all damages and monetary award recovered in or with respect to such action shall be the property of Elan. At Elan's request, the Company agrees to co-operate with Elan in any such proceeding at Elan's sole cost and expense. In the alternative, the Parties may agree to institute such proceedings in their joint names and shall reach agreement as to the proportion in which they will share the proceeds of any such proceedings, and the expense of any costs not recovered, or the costs or damages payable to the Independent Third Party.

8.5. In the event that a claim or proceedings are brought against the Company by an Independent Third Party alleging that the sale, distribution or use of the Product in the Territory solely because of the Company's use of the Elan Technology infringes the intellectual property rights of such an Independent Third Party, the Company shall promptly advise Elan of such threat or suit.

8.6. Elan shall have no liability to the Company whatsoever or howsoever arising for any losses incurred by the Company as a result of having to cease selling Product or having to defer the launch of selling Product as a result of any infringement proceedings.

9.   CONFIDENTIAL INFORMATION


9.1. The Parties acknowledge that it may be necessary, from time to time, to disclose to each other confidential and/or proprietary information, including without limitation, the Technologies, Program Technology, Improvements and the Patents relating thereto, inventions, works of authorship, trade secrets, specifications, designs, data, know-how and other information relating to the Field, the MIT Agreement, the Maynooth Agreement, the terms of the Definitive Documents, the Products, processes and services, or the business of the disclosing Party ("Confidential Information").


     Confidential Information shall be deemed not to include:

     (i)   information that is in the public domain;

     (ii)  information which is made public by the disclosing Party;

     (iii) information which is independently developed by a Party without the aid or application of the Confidential Information;

     (iv) information that is published or otherwise becomes part of the public domain without any disclosure by a Party, or on the part of a Party's directors, officers, agents, representatives or employees;

     (v) information that becomes available to a Party on a non-confidential basis, whether directly or indirectly, from a source other than a Party, which source, to the best of the Party's knowledge, did not acquire this information on a confidential basis; or

     (vi) information which the receiving Party is required to disclose pursuant to:

           (A) a valid order of a court or other governmental body or any political subdivision thereof or otherwise required by law; or

           (B) other requirement of law; provided that if the receiving Party becomes legally required to disclose any confidential information, the receiving Party shall give the disclosing Party prompt notice of such fact so that the disclosing Party may obtain a protective order or other appropriate remedy concerning any such disclosure. The receiving Party shall fully co-operate with the disclosing Party in connection with the disclosing Party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure, the receiving Party shall make such disclosure only to the extent that such disclosure is legally required.

9.2. Any Confidential Information revealed by a Party to another Party shall be used by the receiving Party exclusively for the purposes of fulfilling the receiving Party's obligations under this Agreement and the Development Agreement and for no other purpose.

9.3. Each Party agrees to disclose Confidential Information of another Party only to those employees, representatives and agents requiring knowledge thereof in connection with their duties directly related to the fulfilling of the Party's obligations under this Agreement. Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement and their duties hereunder and to obtain their consent hereto as a condition of receiving Confidential Information. Each Party agrees that it will exercise the same degree of care, but in no event less than a reasonable degree, and protection to preserve the proprietary and confidential nature of the Confidential Information disclosed by a Party, as the receiving Party would exercise to preserve its own proprietary and confidential information. Each Party agrees that it will, upon request of a Party, return all documents and any copies thereof containing Confidential Information belonging to or disclosed by, such Party.

9.4. Notwithstanding the above, each Party may use or disclose confidential information disclosed to it by another Party to the extent such use or disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, or making a permitted sub-license or otherwise exercising its rights hereunder, provided that if a Party is required to make any such disclosure of the other Party's confidential information, other than pursuant to a confidentiality agreement, such Party shall inform the other Party, allow the other Party to participate in the process and generally limit disclosure to the greatest extent possible and seek confidential treatment or a protective order.

9.5. The provisions relating to confidentiality in this Clause 9 shall remain in effect during the Term, and for a period of [****] following the expiration or earlier termination of this Agreement.

9.6. The Parties agree that the obligations of this Clause 9 are necessary and reasonable in order to protect the Parties' respective businesses, and each Party expressly agrees that monetary damages would be inadequate to compensate a Party for any breach by the other Party of its covenants and agreements set forth herein. Accordingly, the Parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law and equity or otherwise, any Party shall be entitled to obtain injunctive

**** REPRESENTS MATERIAL REACTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

      relief against the threatened breach of the provisions of this Clause 9, or a continuation of any such breach by the other Party, specific performance and other equitable relief to redress such breach together with its damages and reasonable counsel fees and expenses to enforce its rights hereunder, without the necessity of proving actual or express damages.


10.   TRADEMARKS

10.1. The Company undertakes that all Products and all materials utilised in connection with the provision, marketing, distribution, advertising and/or marketing thereof that bear or incorporate the Elan Trademarks shall be of a consistent and high standard of quality, commensurate with the prestige of the Elan Trademarks and that its use of the Elan Trademarks shall conform to such reasonable standards as Elan shall from time to time specify. The Company shall co-operate fully with the reasonable instructions of Elan with respect to the maintenance of such standards.

10.2. The Company shall:

      10.2.1. subject to the agreement of the Company's commercial partner such as a sub-licensee, favourably consider promoting and using the Elan Trademarks in each country of the Territory and provide proof of use of the Elan Trademarks if requested by Elan;

      10.2.2. use the Elan Trademarks strictly in compliance with any applicable trademark and other laws and regulations and to use such legends, markings and notices in connection therewith as are required by law or otherwise reasonably required by Elan to protect Elan's rights therein;

      10.2.3. do nothing to mislead the public as to the nature or quality of any Product on which the Elan Trademarks are affixed nor use it on advertising or display materials which are unethical, immoral or offensive to good taste;

      10.2.4. at Elan's reasonable request, supply samples of the Products and any materials utilized in connection with the distribution, advertising and/or marketing thereof that bear or incorporate the Elan Trademarks for inspection by Elan;

      10.2.5. not adopt or seek to register any trademark, design or logo confusingly similar to the Elan Trademarks without Elan's prior written consent; and

      10.2.6. promptly notify Elan in writing if any alleged infringement or unauthorized use of the Elan Trademarks comes to the Company's attention.

10.3. The Company undertakes to use the Elan Trademarks in relation only to the Products (or materials for advertising and promotion thereof), and in accordance with any reasonable specifications and directions given by Elan from time to time. In particular, but without limitation, the Company agrees to state on the Products or materials for the advertising or promotion thereof that the Elan Trademarks are used under license from Elan.

10.4. The Company shall take no action which could prejudice the validity, re-registration or reputation of the Elan Trademarks or which could impair the reputation, business standing or prestige of Elan.

10.5. Elan shall remain the owner of the Elan Trademarks and the goodwill associated with the same and the Company agrees not to assert any ownership interest in the Elan Trademarks or the goodwill associated therewith. The Company shall own and retain all right, title, and interest in and to any trademark or trademarks (other than the Elan Trademarks and the Orasomal Trademarks) used in the Territory in connection with the sale of the Products.

10.6. Elan shall have the exclusive right to take such action in respect of the registration, defence, infringement and maintenance of the Elan Trademarks as Elan in its reasonable business judgement deems appropriate. The Company shall provide all such assistance and co-operation, including the furnishing of documents and information and the execution of registered user documentation or the like, as may be required to give effect to any action as may be taken, or required to be taken, by Elan. In taking any such action, Elan shall consider the legitimate commercial interests of the Company.


10.7. New trademarks used in relation to the Elan Program Technology, the Orasomal Program Technology, the Company Program Technology, or the Products and all registrations thereof and applications therefor shall be owned and registered by the Company. New trademarks used in relation to the Elan Technology and all registrations thereof and applications therefor shall be owned and registered by Elan and shall constitute Elan Trademarks.



11.   TERM AND TERMINATION


11.1. This Agreement is concluded for a period commencing as of the Effective Date and expiring on a Product by Product basis and on a country by country basis on the later to occur of:



      11.1.1. fifteen (15) years starting from the date of the launch of the Product in the country concerned; and

11.1.2. the last to expire Patent included in the Elan Patents and/or the Elan Program Patents and/or the Orasomal Program Patents and/or the Company Program Patents (the "Term").


11.2. At the end of the Term, the Company shall have a paid-up non-exclusive licence to the Elan Technology for the Field.


11.3.1. For the purpose of this Clause 11.3, a "Relevant Event" is committed by Elan or the Company if:

        (i) it commits a material breach of its obligations under this Agreement and fails to remedy it within sixty (60) days of being specifically required in writing to do so by the other Party; provided, however, that if the breaching Party has proposed a course of action to rectify the breach and is acting in good faith to rectify same but has not cured the breach by the sixtieth (60th) day, such rectifying period shall be extended by an amount of time as is reasonably necessary to permit the breach to be rectified;

        (ii) it ceases , wholly or substantially, to carry on its business, other than for the purpose of a reorganization, without the prior written consent of the other Participant (such consent not to be unreasonably withheld);

        (iii) the voluntary appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer over all or substantially all of its assets under the laws of such Participant's state or country of incorporation; or

        (iv) an application or petition for bankruptcy, corporate reorganization, composition, administration, examination, arrangement or any other procedure similar to any of the foregoing under the laws of such Participant's state or country of incorporation, is filed, and is not discharged within ninety
              (90) days.

11.3.2. If either Party commits a Relevant Event, the other Party shall have in addition to all other legal and equitable rights and remedies hereunder, the right to terminate this Agreement upon thirty (30) days' written notice; provided, that such written notice be given within sixty (60) days following the date that the other Party becomes aware of the Relevant Event.



11.4. In the event that (a) [****], or otherwise [****] their management or business, or (b) [****] or more of the [****], or otherwise


**** REPRESENTS MATERIAL REACTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

      [****] or [****] with any of such entities, [****] if Elan provides written notice of its election to so terminate within [****] of the date on which Elan [****] , or should [****], of the event; provided, however, that the foregoing shall not apply in [****] by Elan or Endorex as contemplated by the Company Subscription Agreement.


11.5. Upon exercise of those rights of termination as specified in Clause 11.1 to Clause 11.4, inclusive or elsewhere within the Agreement, this Agreement shall, subject to the other provisions of the Agreement, automatically terminate forthwith and be of no further legal force or effect.


11.6. Upon expiration or termination of the Agreement:

      11.6.1. any sums that were due from the Company to Elan on Net Sales in the Territory or in such particular country or countries in the Territory (as the case may be) prior to the expiration or termination of this Agreement as set forth herein shall be paid in full within sixty (60) days of the expiration or termination of this Agreement for the Territory or for such particular country or countries in the Territory (as the case may be);

      11.6.2. all confidentiality provisions set out herein shall remain in full force and effect;

      11.6.3. the rights of inspection and audit set out in Clause 7 shall continue in force for a period of one year;

      11.6.4. except as expressly provided for under Clause 11.6.5. all rights, licenses and sublicenses granted in and pursuant to this Agreement shall cease for the Territory or for such particular country or countries in the Territory (as the case may be). Following such expiration or termination, the Company may not thereafter, except as expressly provided for in Clause 11.6.5, use in the Territory or in such particular country or countries in the Territory (as the case may be) (a) any valid and unexpired Elan Patents, (b) any Elan Know-How that remains confidential or otherwise proprietary to Elan, and/or (c) any Elan Trademarks; and

      11.6.5. the Company shall promptly make an accounting to Elan of the inventory of the Product which it has in the Territory or for such particular country or countries in the Territory (as the case may be), if any, as of the date of such termination and the Company shall thereafter have the right for a period of six (6) months after said expiration or termination to sell such inventory of the Product in the Territory or in such particular country or countries in the Territory (as the case

**** REPRESENTS MATERIAL REACTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

              may be) or, if appropriate and legally permissible, to transport such inventory of Product for sale in another country or countries in the Territory within such six month period; provided that the Net Sales thereof shall be subject to the royalty provisions of Clause 6 and so payable to Elan. Thereafter, any remaining inventory of Product shall be disposed of by mutual agreement of the Parties in accordance with regulatory requirements.


12.   WARRANTIES/INDEMNITIES


12.1. Elan represents and warrants to the Company that to Elan's best knowledge, after reasonable investigations, (a) Elan has the right to grant the licenses and rights granted herein, (b) Schedule 1 contains a summary of the Elan Technology existing as of the Effective Date, (c) other than the Maynooth Agreement there are no agreements with any third parties that relate to Elan Technology existing as of Effective Date, (d) that to the best of its knowledge and belief, Elan is not in breach or threatened breach of the Maynooth Agreement and will in the future not procure a breach and (e) there are no agreements with any Independent Third Parties that conflict with the rights granted by Elan pursuant to this Agreement.


12.2. Elan represents and warrants to the Company that it has the sole, exclusive and unencumbered right to grant the licenses and rights herein granted to the Company, and that it has not granted any option, license, right or interest in or to the Elan Technology to any Independent Third Party which would conflict with the rights granted by this Agreement.

12.3. The Company represents and warrants to Elan that it has the sole, exclusive and unencumbered right to grant the licenses and rights herein granted to Elan and that it has not granted any option, license, right or interest in or to the Elan Program Technology, the Orasomal Program Technology or the Company Program Technology to any Independent Third Party which would conflict with the rights granted by this Agreement.

12.4. Elan represents and warrants to the Company that to the best of its knowledge, the true inventors of the subject matter claimed are named in the Elan Patents and all such inventors have irrevocably assigned all their rights and interests therein to Elan.

12.5. Elan and the Company each represent and warrant to and for the benefit for each other that the execution of this Agreement by them and the full performance and enjoyment of the rights of them under this Agreement will not breach the terms and conditions of any license, contract, understanding or agreement, whether express, implied, written or oral between them and any Independent Third Party.

12.6. In addition to any other indemnifications provided for herein, Elan shall indemnify and hold harmless the Company and its Affiliates and their respective employees, agents, partners, officers and directors from and against any claims, losses, liabilities or damages (including reasonable attorney's fees and expenses) incurred or sustained by the Company arising out of or in connection with any breach of any representation, covenant, warranty or obligation by Elan hereunder.

12.7. In addition to any other indemnifications provided for herein, the Company shall indemnify and hold harmless Elan and its Affiliates and their respective employees, agents, partners, officers and directors from and against any claims, losses, liabilities or damages (including reasonable attorney's fees and expenses) incurred or sustained by Elan arising out of or in connection with any breach of any representation, covenant, warranty or obligation by the Company hereunder.

12.8. The Company shall assume the sole and entire responsibility and shall indemnify and save harmless Elan from any and all claims, liabilities, expenses, including reasonable attorney's fees, responsibilities and damages by reason of any claim, proceedings, action, liability or injury arising out of any faults of the Product resulting from the transport, packaging, storage, handling, distribution, marketing or sale of the Product by the Company, to the extent that it was caused by the negligence or wrongful acts or omissions on the part of the Company.

12.9. As a condition of obtaining an indemnity in the circumstances set out above, the Party seeking an indemnity shall:

      12.9.1. fully and promptly notify the other Party of any claim or proceeding, or threatened claim or proceeding;

      12.9.2. permit the indemnifying Party to take full care and control of such claim or proceeding;

      12.9.3. co-operate in the investigation and defence of such claim or proceeding;

      12.9.4. not compromise or otherwise settle any such claim or proceeding without the prior written consent of the other Party, which consent shall not be unreasonably withheld conditioned or delayed; and

      12.9.5. take all reasonable steps to mitigate any loss or liability in respect of any such claim or proceeding.

12.10. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, ELAN AND NEWCO SHALL NOT BE LIABLE TO THE OTHER BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON LAW, OR UNDER THE TERMS OF THIS AGREEMENT, FOR ANY CONSEQUENTIAL, INDIRECT OR INCIDENTAL LOSS OR DAMAGE (WHETHER FOR LOSS OF PROFIT OR OTHERWISE) AND WHETHER OCCASIONED BY THE NEGLIGENCE OF THE RESPECTIVE PARTIES, THEIR EMPLOYEES OR AGENTS OR OTHERWISE.


13.    INSURANCE

13.1. Elan shall maintain comprehensive general liability insurance, including product liability insurance on the Products manufactured and/or sold by Elan in such prudent amount as shall be determined by the Management Committee. Elan shall provide the Company with a certificate from the insurance company verifying the above and undertakes to notify the Company directly at least thirty (30) days prior to the expiration or termination of such coverage. Elan shall also provide the Company with a vendor's certificate substantially in a form to be agreed between the Parties.

13.2. The Company shall maintain comprehensive general liability insurance, including product liability insurance on Products manufactured and/or sold by the Company that incorporate intellectual property licensed hereunder by Elan in such prudent amount as shall be determined by the Management Committee. The Company shall provide Elan with a certificate from the insurance company verifying the above and undertakes to notify Elan thirty (30) days prior to the expiration or termination of such coverage.


14.    IMPOSSIBILITY OF PERFORMANCE - FORCE MAJEURE

14.1. Neither Party to this Agreement shall be liable for delay in the performance of any of its obligations hereunder if such delay results from causes beyond its reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, or intervention of a government authority, non availability of raw materials, but any such delay or failure shall be remedied by such Party as soon as practicable.


15     SETTLEMENT OF DISPUTES; PROPER LAW

15.1. The Parties will attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives of the Parties, failing which the Parties shall invoke the dispute resolution provisions set forth in Clause 16 of the Development Agreement.

15.2. This Agreement shall be governed by and construed in accordance with the laws of New York and subject to the provisions of Clause 15.1, the Parties agree to submit to the jurisdiction of the courts of New York for the resolution of disputes hereunder, which the Parties have not otherwise agreed should be subject to the binding determination of an Expert or Panel, pursuant to the terms of this Agreement.


16.   ASSIGNMENT


16.1. This Agreement may not be assigned by either Party without the prior written consent of the other, which consent in relation to the proposed assignment to an Affiliate of Elan or the Company, as the case may be, shall not be unreasonably withheld, conditioned or delayed.



17.   NOTICES

17.1. Any notice to be given under this Agreement shall be sent in writing in English by registered mail, airmail, reputable courier or recorded delivery post, or telecopied (with a confirmation copy promptly sent by mail) to:

      -    if to Elan:      Elan Corporation, plc
                            Lincoln House
                            Lincoln Place
                            Dublin 2, Ireland
                            Telecopier: 353 1 662 4960
                            Attention:     Vice President & General Counsel
                                           Elan Pharmaceutical Technologies

           with a copy to:  Brock Fensterstock Silverstein & McAuliffe LLC
                            153 East 53rd Street
                            56th Floor
                            New York, New York  10022
                            Telecopier: 1 212 371 5500
                            Attention: David Robbins

      -    if to the Company:  Endorex Vaccine Delivery Technologies, Inc.
                               900 North Shore Drive
                               Lake Buff, Illinois  60044
                               Telecopier: 1 847 604 8570
                               Attention:     President

           with a copy to:     Brobeck Phleger & Harrison LLP
                               1633 Broadway
                               New York, New York  10019
                               Telecopier: 1 212 586 7878
                               Attention: Richard Plumridge

      or to such other address(es) as may from time to time be notified by any Party to the others hereunder.

17.2. Any notice sent by mail shall be deemed to have been delivered within seven (7) working days after dispatch, any notice sent by reputable courier shall be deemed to have been delivered within two (2) working days after dispatch and any notice sent by telecopy shall be deemed to have been delivered within twenty four (24) hours of the time of the dispatch. Notices of change of address shall be effective upon receipt.


18.   MISCELLANEOUS CLAUSES

18.1. No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any other breach or failure to perform or of any other right arising under this Agreement.

18.2. If any provision in this Agreement is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto, (i) such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of such agreement or such earlier date as the Parties may agree, and (ii) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

18.3. The Parties shall use their respective reasonable endeavours to ensure that the Parties and any necessary Independent Third Party shall do, execute and perform all such further deeds, documents, assurances, acts and things as any of the Parties hereto may reasonably require by notice in writing to the other Party or such Independent Third Party to carry the provisions of this Agreement.

18.4. This Agreement shall be binding upon and enure to the benefit of the Parties hereto, their successors and permitted assigns and sub-licensees.

18.5. No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically referred to, and solely to the extent provided, in any such other agreement. In the event of a conflict between the provisions of this Agreement and the provisions of the Development Agreement, the terms of the Development Agreement shall prevail unless this Agreement specifically provides otherwise.

18.6. No amendment, modification or addition hereto shall be effective or binding on either Party unless set forth in writing and executed by a duly authorised representative of each Party.

18.7. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

18.8. Each of the Parties undertake to do all things reasonably within its power which are necessary or desirable to give effect to the spirit and intent of this Agreement.

18.9. Each of the Parties hereby acknowledges that in entering into this Agreement it has not relied on any representation or warranty save as expressly set out herein or in any document referred to herein.

18.10. Nothing contained in this Agreement is intended or is to be construed to constitute Elan and the Company as partners, or Elan as an employee of the Company, or the Company as an employee of Elan. Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Independent Third Party.

IN WITNESS THEREOF the Parties hereto have executed this License Agreement in duplicate.


/s/ Thomas G. Lynch

SIGNED BY Thomas G. Lynch
For  and on behalf of
ELAN CORPORATION, PLC









/s/ Michael S. Rosen

SIGNED BY Michael S. Rosen
For and on behalf of
ENDOREX VACCINE DELIVERY TECHNOLOGIES, INC.

                                   SCHEDULE 1


                          1. EXISTING ELAN TECHNOLOGY


[****]


                          2. EXCLUDED ELAN TECHNOLOGY

[****]



**** REPRESENTS MATERIAL REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   SCHEDULE 2

[****]

(as may be amended with mutual agreement of all the Parties in writing from time to time)

**** REPRESENTS MATERIAL REACTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   SCHEDULE 3

                  MAJOR COUNTRIES OUTSIDE OF THE UNITED STATES


[****]


**** REPRESENTS MATERIAL REACTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                  SCHEDULE 4


                             THE MAYNOOTH AGREEMENT

             PROPOSAL CONCERNING THE EXPLOITATION OF INTELLECTUAL
                               PROPERTY RIGHTS


PARTIES:

This agreement is made and is effective this 25th day of March 1996 by and between Elan Corporation Plc (hereinafter THE COMPANY), its successors and assigns of Monksland, Athlone, County Westmeath, Ireland and Maynooth University Enterprise Development Limited, c/o St. Patrick's College, Maynooth, County Kildare, Ireland (hereinafter THE COLLEGE).

PROJECT

"Evaluation of Biodegradable Microparticles as a delivery system for an Accelular Pertussis Vaccine"

OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS:

With respect to inventions and know-how made wholly or in part by personnel at The Department of Biology, North Campus, St. Patrick's College, Maynooth, relating to this project, THE COMPANY and THE COLLEGE agree to the following:

         THE COMPANY will file, prosecute and maintain patent applications in territories where it shall deem appropriate. THE COLLEGE shall have the right to file, prosecute and maintain, at its own expense, patent applications in additional territories where appropriate.

         Patentable inventions and other know-how resulting from the project shall be assigned to THE COMPANY.

         In the event of commercial exploitation of a patentable invention, THE COMPANY and THE COLLEGE will negotiate an appropriate compensation to THE COLLEGE not to exceed a value of 2% of the net sales income earned by THE COMPANY in the case of a product resulting from a product patent claim or in the case of a product resulting from a process patent claim not to exceed 1% of the net sales income earned by THE COMPANY. The compensation shall depend, inter alia, upon the contribution by THE COLLEGE to the patentable invention.

         DEFINITION:

         NET SALES shall mean the gross receipts, royalties, fees or other valuable consideration of any kind received or credited to the benefit of THE COMPANY for sale of the product/process exclusive of taxes and less any allowances for returned goods or retroactive price reductions and transport or insurance costs and other directly sales related charges.

The parties shall negotiate and conclude an agreement to reflect the foregoing when it becomes appropriate to do so.

         For and on behalf of                  For and on behalf of




         /s/ Ken McVey                         /s/ Patrick Dalton
         _____________________                 ______________________________
         Elan Corporation, Plc.                Maynooth University Enterprise
                                               Development Limited.


         Date:  25-3-96                        Date:  28/3/96